                                                                    Exhibit 99.1

                               AQUA AMERICA, INC.
                         401(K) AND PROFIT SHARING PLAN

                                Financial Report

                                December 31, 2005

     (With Report of Independent Registered Public Accounting Firm Thereon)

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

TABLE OF CONTENTS
DECEMBER 31, 2005 AND 2004

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS:
   Report of Independent Registered Public Accounting Firm                     1
   Statements of Net Assets Available for Benefits                             2
   Statements of Changes in Net Assets Available for Benefits                  3
   Notes to Financial Statements                                               4

SUPPLEMENTARY SCHEDULES:
   Schedule of Assets (Held at End of Year)                                   11
   Schedule of Reportable Transactions                                        12
   Schedule of Delinquent Participant Contributions                           14

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Administrators
Aqua America, Inc. 401(k) and Profit Sharing Plan

     We have audited the accompanying statements of net assets available for benefits of the Aqua America, Inc. 401(k) and Profit Sharing Plan as of December 31, 2005 and 2004, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Aqua America, Inc. 401(k) and Profit Sharing Plan as of December 31, 2005 and 2004, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedules of assets (held at end of year) as of December 31, 2005 and reportable transactions, and delinquent participant contributions for the year ended December 31, 2005 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplementary schedules are the responsibility of the Plan's management. The supplementary schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                         /s/ Beard Miller Company LLP

Beard Miller Company LLP
Reading, Pennsylvania
May 19, 2006

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AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2005 AND 2004

                                                            2005         2004
                                                         ----------   ----------
                        ASSETS

Investments, at fair value                               $7,202,336   $5,023,229
Employer contributions receivable                           376,890      284,530
Participants' contributions receivable                       17,938            0
                                                         ----------   ----------
   NET ASSETS AVAILABLE FOR BENEFITS                     $7,597,164   $5,307,759
                                                         ==========   ==========

See notes to financial statements.

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AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                            2005        2004
                                                         ----------  ----------
INVESTMENT INCOME
   Interest and dividends                                $  257,168  $  177,214
   Net appreciation in fair value of investments            554,422     294,013
                                                         ----------  ----------
      TOTAL INVESTMENT INCOME                               811,590     471,227
                                                         ----------  ----------
CONTRIBUTIONS
   Employer                                                 670,424     475,958
   Participants                                             892,559     580,772
   Participant rollovers                                    247,257   3,281,522
                                                         ----------  ----------
      TOTAL CONTRIBUTIONS                                 1,810,240   4,338,252
                                                         ----------  ----------
BENEFITS PAID TO PARTICIPANTS                              (330,469)    (96,221)
                                                         ----------  ----------
ADMINISTRATIVE EXPENSES                                      (1,956)     (2,710)
                                                         ----------  ----------
      NET INCREASE IN NET ASSETS AVAILABLE FOR BENEFITS   2,289,405   4,710,548
NET ASSETS AVAILABLE FOR BENEFITS - BEGINNING OF YEAR     5,307,759     597,211
                                                         ----------  ----------
NET ASSETS AVAILABLE FOR BENEFITS -  END OF YEAR         $7,597,164  $5,307,759
                                                         ==========  ==========

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 - DESCRIPTION OF PLAN

          The following description of the Aqua America, Inc. 401(k) and Profit Sharing Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

          GENERAL

               The Plan, established August 1, 2003 (date of inception), is a defined contribution plan sponsored by Aqua America, Inc. Direct and indirect subsidiaries of Aqua America, Inc. that adopt the Plan are participating employers. All participating employers are referred to herein as the ("Company"). The Plan is designed to conform to all the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and with the applicable provisions of the Internal Revenue Code and the regulations thereunder. Generally, employees of the Company who were hired on or after April 1, 2003 are eligible to participate in the Plan. Notwithstanding the foregoing, the following are excluded: (i) bargaining unit employees unless their union contract provides for participation in the Plan, (ii) leased employees, (iii) nonresident aliens and (iv) persons performing services who are classified by the Company as other common law employees. If eligible, employees become participants in the Plan on the January 1, April 1, July 1, or October 1 coinciding with or next following the later of the completion of six months of service or the date the employee becomes a member of an eligible class of employees.

          CONTRIBUTIONS

               Participants may elect to contribute from 1% to 25% of their pretax compensation pursuant to a salary deferral election, up to a maximum of $14,000 in 2005 and $13,000 in 2004, which are partially matched by the Company. Participants may also invest from 1% to 10% of their after-tax compensation, which is not matched by the Company. Additionally, participants who are age 50 or who will attain age 50 prior to the end of the plan year may make an additional deferral contribution ("Catch-Up"), provided the participant made the maximum amount of deferral contributions permitted under the Plan. The maximum amount of allowable catch-up contribution for 2005 and 2004 is $4,000 and $3,000, respectively. Participants may also make transfers between funds or suspend their contributions at any time, and may contribute amounts representing distributions from other qualified defined benefit or contribution plans ("Rollovers").

               The Plan provides for employer contributions as follows:

                    Employer Matching Contributions

                    The Company will make a matching contribution equal to 50% of the first 6% of a participant's compensation which is contributed to the Plan on a pre-tax basis. Matching contributions will be made to the Plan in the form of cash that is used for the purchase of Aqua America, Inc. common stock.

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AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 - DESCRIPTION OF PLAN (CONTINUED)

          CONTRIBUTIONS (CONTINUED)

                    Discretionary Contributions

                    The Company may make additional discretionary contributions to the Plan for the benefit of active participants. Discretionary contributions will be allocated to active participant accounts on a pro-rated basis based on each participant's compensation compared to the compensation of all active participants. This discretionary contribution will be made to the Plan in the form of cash that is used for the purchase of Aqua America, Inc. common stock. The Company did not make any discretionary contributions for 2005 or 2004.

                    Employer Profit Sharing Contributions

                    The Company may, at its discretion, make a profit sharing contribution to the Plan to benefit all eligible employees as of the last date of the Plan year. The profit sharing contribution will be made in the form of cash. The Company made profit sharing contributions during 2005 and 2004 of $370,593 and $284,530, respectively.

                    Employer Performance Contributions

                    The Company may, at its discretion, make an employer performance contribution on behalf of eligible participants if certain established performance goals are achieved. Performance contributions are to be made to the Plan in the form of cash, Company stock, or any combination thereof. The Company did not make any performance contributions during 2005 and 2004.

          VESTING

               Each participant will always be 100% vested in their pre-tax contribution, after-tax contribution, rollover contribution and performance contribution accounts. Participants become 100% vested in their matching contribution account after three years of service and in their profit sharing contribution account after five years of service. A "year of service" for vesting purposes means each plan year (the calendar year) in which the participant is credited with 1,000 or more hours of service.

          COMMON STOCK FUND

               Matching contributions and discretionary contributions may be made in cash or invested in Aqua America, Inc. common stock. Participants who are 100% vested in this fund have an opportunity to elect that any dividends with respect to Aqua America, Inc. common stock held be paid in cash rather than being allocated to their account to be invested in additional shares of Aqua America, Inc. common stock.

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AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 - DESCRIPTION OF PLAN (CONTINUED)

          INVESTMENT OPTIONS

               Participants can direct, at the time they enroll in the Plan, that their salary deferral and voluntary contributions be invested entirely in one of the funds offered by the Plan or divided among the funds. The Plan currently offers fourteen registered investment companies and one common/collective trust fund. Subject to compliance with applicable state and federal securities laws, the Plan also permits participants to acquire an interest in Aqua America, Inc. common stock. Participants may change their investment instructions and reinvest their contributions in a different fund or funds at any time.

          PAYMENT OF BENEFITS

               Distributions from the Plan are normally made shortly after the participant's retirement, death or disability. Prior to March 28, 2005, if the participant's account balance did not exceed $5,000, the participant would receive a lump-sum distribution as soon as practicable following termination of employment. Effective March 28, 2005, the $5,000 threshold was decreased to $1,000. Withdrawals will be made in cash or shares of Aqua America, Inc. common stock, to the extent permitted by law. Under certain circumstances, a participant may withdraw all or a portion of the employee contributions while still employed.

          LOANS DUE FROM PARTICIPANTS

               Participants may borrow funds from their account balance equal to the lesser of $50,000 or 50% of their vested account balance for a period not to exceed five years, unless the loan is used to purchase the participant's principal residence. Repayment is made through payroll deductions. All new loans are issued at an interest rate of prime plus 1%.

          PLAN FORFEITURES

               Forfeited non-vested accounts are used first to restore any non-vested amounts (if a participant received a distribution and forfeited his non-vested account and resumed employment as a covered employee and repays the full amount of the distribution) then shall be applied as promptly as practicable to reduce employer contributions. Contributions made by the Company are netted against forfeited, non-vested amounts that accumulate during the year. Employer contributions were reduced by $-0- and $1,778 during 2005 and 2004, respectively, as a result of forfeited nonvested accounts. The balance in the forfeiture account was $15,599 and $186 as of December 31, 2005 and 2004, respectively.

          PLAN AMENDMENT OR TERMINATION

               Although Aqua America, Inc. hopes to continue the Plan indefinitely, it reserves the right to amend or terminate the Plan at its discretion, subject to the provisions of ERISA. All interests of the participants would be distributed to them in accordance with applicable provisions of the Internal Revenue Code.

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AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

          A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

          BASIS OF ACCOUNTING

               The accompanying financial statements have been prepared using the accrual basis.

          USE OF ESTIMATES

               The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan's management to use estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from these estimates.

          ADMINISTRATION

               The Plan is administered by a committee (the "Committee") consisting of three or more individuals selected by and who may be removed at any time by the Board of Directors of Aqua America, Inc. The Committee members may be employees of Aqua America, Inc. and may be participants in the Plan. The Committee members receive no compensation from the Plan for their services in such capacity. The Committee has extensive administrative powers in connection with the Plan, including authority to interpret the provisions of the Plan, to adopt rules for its administration and to make other decisions with respect to the Plan.

               The trustee for the Plan's funds invests the funds as directed by the participants. The principal duties of the trustee are to receive all contributions made to the Plan and to make investments and pay benefits.

               Substantially all of the administrative expenses of the Plan are paid by the Company.

          INVESTMENT VALUATION

               The Plan's investments are stated at fair value. Investments in registered investment companies are valued at quoted market prices which represents the net asset value of shares held by the Plan. Common/ collective trust funds are valued at unit value, which represents the fair value of the underlying assets. Therefore, the value of common/collective trust funds are deemed to be at estimated fair value. Aqua America, Inc. stock is valued at its quoted market price. Loans to participants and cash are valued at cost, which approximates fair value.

               Investments of the Plan are exposed to various risks, such as interest rate, market, and credit. Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the value of investments, it is at least reasonably possible that changes in risks in the near term would materially affect investment assets reported in the statement of net assets available for benefits and the statements of changes in net assets available for benefits.

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

          INVESTMENT VALUATION (CONTINUED)

               Dividend income is recorded on the ex-dividend date and interest income is recorded when earned. Realized gains and losses on the sale of the Aqua America, Inc. stock are based on average cost of the securities sold. Purchases and sales are recorded on a trade date basis.

          PAYMENTS OF BENEFITS

               Benefits are recorded when paid.

NOTE 3 - INVESTMENTS

          The following table presents the fair value of investments:

                         INVESTMENTS                               2005         2004
-------------------------------------------------------------   ----------   ----------
Investments at fair value, by reference to quoted market
   prices:
   Registered investment companies:
      American Century Balanced Fund                            $  386,566*  $  313,012*
      American Century Diversified Bond Fund                       297,486      281,165*
      American Century Equity Index Fund                           448,468*     373,284*
      American Century Select Fund                                 458,570*     407,178*
      American Century Strat. Alloc. Mod. Fund                     456,535*     417,056*
      American Century Value Fund                                  617,939*     589,651*
      American Century Vista Fund                                  557,411*     448,775*
      JP Morgan U.S. Small Company                                 494,544*     393,158*
      Other registered investment companies                        314,548      222,301
                                                                ----------   ----------
      TOTAL REGISTERED INVESTMENT COMPANIES                      4,032,067    3,445,580
   Stock:
      Aqua America, Inc. Common Stock                            2,100,442*     882,082*
                                                                ----------   ----------
      TOTAL INVESTMENTS AT FAIR VALUE, BY REFERENCE TO
         QUOTED MARKET PRICES                                    6,132,509    4,327,662
                                                                ----------   ----------
Investments at estimated fair value:
   Common/Collective Funds
      American Century Stable Asset Fund                           711,381*     423,845*
                                                                ----------   ----------
Investments at cost, which approximates fair value:
   Loans due from participants                                     348,446      271,722
   Uninvested cash                                                  10,000            0
                                                                ----------   ----------
      TOTAL INVESTMENTS AT COST, WHICH APPROXIMATES FAIR
         VALUE                                                     358,446      271,722
                                                                ----------   ----------
      TOTAL INVESTMENTS                                         $7,202,336   $5,023,229
                                                                ==========   ==========

* Investment represented 5% or more of the Plan's net assets available for benefits in the respective plan year.

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 3 - INVESTMENTS (CONTINUED)

          In August 2005, Aqua America's Board of directors declared a 4-for-3 common stock split effected in the form of a 33 1/3% stock distribution for shareholders of record on November 17, 2005. The new shares were distributed in December 2005.

          The Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value during the years ended December 31, 2005 and 2004 as follows:

                                    2005       2004
                                  --------   --------
Common stock                      $542,329   $126,318
Registered investment companies     12,093    167,695
                                  --------   --------
      TOTAL                       $554,422   $294,013
                                  ========   ========

NOTE 4 - NONPARTICIPANT-DIRECTED INVESTMENTS

          Information about the net assets available for benefits as of December 31, 2005 and 2004 and the significant components of the changes in net assets relating to the nonparticipant-directed investments for the years ended December 31, 2005 and 2004 is as follows:

                                       2005       2004
                                     --------   --------
Net assets:
   Aqua America, Inc. common stock   $710,580   $264,274
   Uninvested cash                     10,000          0
                                     --------   --------
                                      720,580    264,274
Employer contributions receivable       6,297          0
                                     --------   --------
      TOTAL                          $726,877   $264,274
                                     ========   ========
Changes in net assets:
   Contributions                     $299,831   $191,428
   Interest and dividends               8,163      2,674
   Net appreciation                   180,312     32,306
   Benefits paid to participants      (25,703)    (6,007)
                                     --------   --------
      TOTAL                          $462,603   $220,401
                                     ========   ========

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 5 - RELATED PARTY AND PARTY-IN-INTEREST TRANSACTIONS

          Certain Plan investments are shares of registered investment companies managed by J.P. Morgan Retirement Plan Services. J.P. Morgan Retirement Plan Services is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in interest transactions.

          Employer matching contributions are invested in common stock of the Plan Sponsor. Participants may also elect to invest in Plan Sponsor common stock. These transactions qualify as related party and party-in-interest transactions. Total purchases at market value related to the stock for 2005 and 2004 were $829,090 and $657,934, respectively. Total sales at market value related to the stock for 2005 and 2004 were $153,058 and $51,451, respectively.

NOTE 6 - TAX STATUS

          The Internal Revenue Service issued a determination letter dated September 30, 2003, which stated that the Plan and related trust qualified under applicable provisions of the Internal Revenue Code (IRC) and, therefore, are exempt from federal income taxes. The Plan administrator and the Plan's counsel believe that the Plan is designed and is currently being operated in compliance with applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements.

NOTE 7 - PLAN AMENDMENT

          Effective June 1, 2004, as a result of an acquisition, the Plan was amended to allow employees of Heater Utilities to participate in the Plan. As a result of this amendment, funds totaling $2,849,624 were rolled into the Plan during 2004.

          Effective July 1, 2005, the Plan was amended to allow certain employees of Hydraulics, Ltd. to become participants in the Plan and to terminate their participation in the Aqua America, Inc. Employees 401(k) Savings Plan and Trust. The amendment also allows the participants to transfer their account balances in the Aqua America, Inc. Employees 401(k) Savings Plan and Trust to the Plan. The transfer of assets has not taken place as of December 31, 2005 and will take place as soon as the third party administrators can provide for the transfer.

NOTE 8 - SUBSEQUENT EVENT

          Effective May 1, 2006, the Hydraulics, Ltd. Retirement Plan, a frozen plan sponsored by Aqua North Carolina, Inc. as successor to Hydraulics, Ltd., was merged with and into the Plan. The transfer of assets and liabilities from the Hydraulics, Ltd. Retirement Plan will take place as soon as the third party administrators can provide for the transfer.

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

SCHEDULE OF ASSETS (HELD AT END OF YEAR)
FORM 5500 - SCHEDULE H - LINE 4I
EIN: 23-1702594
PN: 005
DECEMBER 31, 2005

                                                                                                                  CURRENT
(A)                  IDENTITY OF ISSUE (B)                    DESCRIPTION OF INVESTMENT (C)         COST (D)     VALUE (E)
--------------------------------------------------------------------------------------------------------------------------
 *    American Century Balanced Fund                    Registered Investment Company               N/A         $  386,566
 *    American Century Diversified Bond Fund            Registered Investment Company               N/A            297,486
 *    American Century Equity Index Fund                Registered Investment Company               N/A            448,468
 *    American Century International Growth Fund        Registered Investment Company               N/A            296,382
 *    American Century My Retirement Portfolio          Registered Investment Company               N/A                170
 *    American Century My Retirement Portfolio - 2015   Registered Investment Company               N/A              2,169
 *    American Century My Retirement Portfolio - 2025   Registered Investment Company               N/A                676
 *    American Century My Retirement Portfolio - 2035   Registered Investment Company               N/A                589
 *    American Century My Retirement Portfolio - 2045   Registered Investment Company               N/A             14,562
 *    American Century Select Fund                      Registered Investment Company               N/A            458,570
 *    American Century Strategic Allocation             Registered Investment Company
          Moderate Fund                                                                             N/A            456,535
 *    American Century Value Fund                       Registered Investment Company               N/A            617,939
 *    American Century Vista Fund                       Registered Investment Company               N/A            557,411
 *    JP Morgan U.S. Small Company                      Registered Investment Company               N/A            494,544
 *    American Century Stable Asset Fund                Common/Collective Fund                      N/A            711,381
 *    Aqua America, Inc.                                Common Stock                               $1,445,509    2,100,442
      Uninvested cash                                   Cash                                           10,000       10,000
      Participant loans                                 Participant Loans (interest rate 4.0% to
                                                        9.5%)                                               0      348,446
                                                                                                                ----------
                                                                                                                $7,202,336
                                                                                                                ==========

*    Represents a party-in-interest to the Plan.

N/A Historical cost has not been presented as investment is participant directed.

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

SCHEDULE OF REPORTABLE TRANSACTIONS
FORM 5500 - SCHEDULE H - LINE 4J
EIN: 23-1702594
PN: 005
FOR THE YEAR ENDED DECEMBER 31, 2005

                                                                                          CURRENT VALUE
                                                                                           OF ASSET ON
                                                          PURCHASE    SELLING              TRANSACTION
IDENTITY OF PARTY INVOLVED (A)  DESCRIPTION OF ASSET (B)  PRICE (C)  PRICE (D)  COST (G)     DATE (H)    NET GAIN (I)
------------------------------  ------------------------  ---------  ---------  --------  -------------  ------------
Aqua America, Inc. *                  Common stock         $829,090   $      0  $829,090    $829,090       $     0
                                                                       153,058   118,233     153,058        34,825

*    Represents a party-in-interest to the Plan.

AQUA AMERICA, INC. 401(K) AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

SCHEDULE OF DELINQUENT PARTICIPANT CONTRIBUTIONS
FORM 5500 - SCHEDULE H - LINE 4A
EIN: 23-1702594
PN: 005
YEAR ENDED DECEMBER 31, 2005

                   TOTAL THAT CONSTITUTE NONEXEMPT PROHIBITED TRANSACTIONS
                   -------------------------------------------------------
   PARTICIPANT                                              CONTRIBUTIONS      TOTAL FULLY
  CONTRIBUTIONS                           CONTRIBUTIONS        PENDING       CORRECTED UNDER
TRANSFERRED LATE    CONTRIBUTIONS NOT   CORRECTED OUTSIDE     CORRECTION      VFCP AND PTE
   TO THE PLAN          CORRECTED              VFCP            IN VFCP           2002-51
----------------   ------------------   -----------------   --------------   ---------------
     $27,095               $0                $27,095              $0                $0